CERTIFICATE OF OFFICER

OF

LENNAR PARTNERS, INC

Pooling and Servicing Agreement dated as of November 11, 2003

(the "Agreement"), by and among Structured Asset Securities Corporation II, as Depositor, Wachovia Bank, National Association as Master Servicer, LaSalle Bank, National Association, as Trustee, ABN AMRO Bank N.V., as Fiscal Agent, and

Lennar Partners, Inc., as Special Servicer

(LB UBS 2003-C8)

The undersigned, Susan K. Chapman, as Vice President of LENNAR PARTNERS, INC., a Florida Corporation (the "Company"), in accordance with Section 3.13 of the Agreement, hereby certifies on behalf of the Company that (i) a review of the activities of the Company during the preceding calendar year (or, in the case of the first such certification, during the period from the Closing Date to December 31, 2003, inclusive) and, in particular, of its performance under the Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Company has fulfilled all of its material obligations under this Agreement in all material respects throughout such preceding calendar year or portion thereof (or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof), and (iii) the Company has received no notice regarding the qualification, or challenging the status, of any of REMIC Pool as a REMIC or the Grantor Trust as a grantor trust, from the IRS or any other governmental agency or body.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the 1st day of March, 2004.

Susan K. Chapman

Susan K. Chapman

Vice President

Lennar Partners, Inc.

OC LB UBS 2003 C8

LBUBS 2003-C8

Structured Asset Securities Corporation II

745 Seventh Avenue

New York, NY 10019

David Nass

Moody's Investor's Service, Inc.

99 Church Street, 4th Floor

New York, NY 10007

Standard & Poor's Rating Services, Inc.

55 Water Street

New York, NY 10041

Lehman Brothers, Inc.

New York, NY 10019

745 Seventh Avenue

David Nass